Pritchett, Siler & Hardy, P.C.

Certified Public Accountants

1438 N Highway 89, Suite 130

Farmington, UT 84025

Office: (801)447-9572 Fax: (801)447-9578

February 22, 2017

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Addentax Group Corp. (the “Company”) Form 8-K dated February 18, 2017, and are in agreement with the statements relating only to Pritchett Siler & Hardy, PC contained therein.

Very truly yours,

Pritchett, Siler & Hardy P.C.